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                                                                   Exhibit 10.85

                             EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement") dated as of August 2, 1998 between Computone Corporation, a Delaware corporation having its principal place of business at Suite 100, 1060 Windward Ridge Parkway, Alpharetta, Georgia 30005 (the "Employer") and Perry Pickerign, an individual residing at 41 Apple Orchard Road, Dellwood, Minnesota 55110 (the "Executive").

                                   WITNESSETH:
                                   ----------

     WHEREAS, the Employer desires to employ the Executive, and the Executive desires to be employed by the Employer, all in accordance with the terms and subject to the conditions set forth herein; and

     WHEREAS, the parties are entering into this Agreement to set forth and confirm their respective rights and obligations with respect to the Executive's employment by the Employer;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

     1.  Employment and Term.
         -------------------

          (a) Effective on the date hereof, the Employer shall employ the Executive, and the Executive shall be employed by the Employer, as the President and Chief Executive Officer of the Employer (the "Position"), in accordance with the terms and subject to the conditions set forth herein for a term (the "Initial Term") which shall commence on the date hereof and, subject to paragraphs 1(b) and 1(c) hereof, shall terminate, on July 31, 2001.

          (b) Unless written notice in accordance with this paragraph 1 terminating the Executive's employment hereunder is given by either the Employer or the Executive not less than 180 days in advance of the termination date of this Agreement, this Agreement shall be automatically extended for successive terms of one year (each, a "Renewal Term"). The Initial Term and each Renewal Term are collectively referred to herein as the "Term," and, unless otherwise provided herein or agreed by the parties hereto, all of the terms and conditions of this Agreement shall continue in full force and effect throughout the Term and, with respect to those terms and conditions that apply after the Term, after the Term.

          (c) Notwithstanding paragraph 1(b) hereof, the Employer, by action of its Board of Directors (the "Board") and effective as specified in a written notice thereof to the Executive in accordance with the terms hereof, shall have the right to terminate the Executive's employment hereunder at any time during the Term hereof, but only for Cause (as defined herein) or on account of the Executive's death or Permanent Disability (as defined herein) as of the date of such death or Permanent Disability.
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          (i)  "Cause" shall mean (A) the Executive's willful and continued
failure substantially to perform his material duties with the Employer, or the commission by the Executive of any activities constituting a violation or breach under any material federal, state or local law or regulation applicable to the activities of the Employer after notice thereof from the Employer to the Executive and a reasonable opportunity for the Executive to cease such failure, breach or violation in all material respects, (B) fraud, breach of corporate opportunity, dishonesty, misappropriation or other intentional material damage to the property or business of the Employer by the Executive, (C) the Executive's habitual intoxication or drug addiction or repeated absences other than for physical or mental impairment or illness, (D) the Executive's admission or conviction of, or plea of nolo contendere to, any felony that, in the reasonable judgment of the Board, adversely affects the Employer's reputation or the Executive's ability to carry out his obligations under this Agreement or (E) the Executive's non-compliance with the provisions of paragraphs 2(b) or 6(b) hereof after notice thereof from the Employer to the Executive and a reasonable opportunity for the Executive to cure such non-compliance.

          (ii) "Permanent Disability" shall mean a physical or mental disability such that the Executive is substantially unable to perform those duties that he would otherwise be expected to continue to perform and the nonperformance of such duties has continued for a period longer than 90 consecutive days, provided, however, that in order to terminate the Executive's employment hereunder on account of Permanent Disability, the Employer must provide the Executive with written notice of the Board's good faith determination to terminate the Executive's employment hereunder for reason of Permanent Disability not less than 30 days prior to such termination which notice shall specify the date of termination. Until the specified effective date of termination by reason of Permanent Disability, the Executive shall continue to receive compensation at the rates set forth in paragraph 3 hereof less any payments received by the Executive pursuant to the Employer's short-term disability insurance coverage. No termination of this Agreement because of the Permanent Disability of the Executive shall impair any rights of the Executive under any disability insurance policy maintained by the Employer at the commencement of the aforesaid 90-day period.

          (d) Any notice of termination of this Agreement by the Employer to the Executive or by the Executive to the Employer shall be given in accordance with the provisions of paragraph 10 hereof.

     2.  Duties of the Executive.
         -----------------------

          (a) Subject to the ultimate control and discretion of the Board, the Executive shall serve in the Position and perform all duties and services commensurate with the Position. Throughout the Term, the Executive shall perform all duties reasonably assigned or delegated to him under the By-laws of the Employer or from time to time by the Board consistent with the Position. Except for travel normally incidental and reasonably necessary to the business of the Employer and the duties of the Executive hereunder, the duties of the Executive shall be performed in the greater Atlanta, Georgia metropolitan area.

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          (b)  The Executive shall devote substantially all of the Executive's business time and attention to the performance of the Executive's duties hereunder and, during the term of his employment hereunder, the Executive shall not engage in any other business enterprise which requires any significant amount of the Executive's personal time or attention, unless granted the prior permission of the Board. The foregoing provision shall not prevent the Executive's purchase, ownership or sale of any interest in, or the Executive's engaging (but not to exceed an average of five hours per week) in, any business which does not compete with the business of the Employer, the Executive's taking actions permitted by paragraph 6(b) hereof or the Executive's involvement in charitable or community activities, provided, that the time and attention which the Executive devotes to such business and charitable or community activities does not materially interfere with the performance of his duties hereunder.

          (c) The Executive shall be entitled to 30 business days of leave during each calendar year with full compensation for vacation to be taken at such time or times, as the Executive and the Employer shall mutually determine. Unused days of vacation may not be carried over from year to year or received in cash. Such vacation shall be separate from time devoted by the Executive to trade shows, customer visits, seminars and other business-related activities.

     3.  Compensation.  For all services to be rendered by the Executive
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hereunder:

          (a) Base Salary.  The Employer shall pay the Executive (i) a base
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salary (the "Base Salary") at an annual rate of One Hundred Fifty Thousand
Dollars ($150,000) during (A) the Initial Term and (B) each Renewal Term, (ii) an annual bonus (the "Bonus") in such amount as is derived from the Company's attainment of performance-related objectives, including the Employer's revenues and net income, to be mutually determined by the Executive and the Employer and
(iii) such other compensation as may, from time to time, be determined by the Employer in its sole discretion. Such salary and other compensation shall be payable in accordance with the Employer's normal payroll practices as in effect from time to time.

          (b) Stock Options.  Effective on the date hereof, the Employer shall
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grant the Executive options, which shall be non-qualified stock options, to purchase an aggregate of 300,000 shares of the Employer's Common Stock with the exercise price per share to be equal to the closing bid price of one share of the Employer's Common Stock as reported by Nasdaq on the date of such grant. Such options shall have the following principal terms:

          (i) Such options shall become vested and become exercisable for a period of ten years from the date hereof in installments as follows:

                    (A) 50,000 shares shall become vested and become exercisable on and after the date of commencement of your employment by the Employer;

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                    (B)  50,000 shares shall become vested and become
                         exercisable on and after the first anniversary of the date hereof;

                    (C) an additional 100,000 shares shall become vested and become exercisable on and after the second anniversary of the date hereof; and

                    (D) an additional 100,000 shares shall become vested and become exercisable on and after the third anniversary of the date hereof;

          (ii) Such options to the extent not then vested shall terminate immediately in the event of (a) a termination of this Agreement by the Employer for Cause or (B) the resignation of the Executive;

          (iii) After such options become vested and become exercisable they shall remain exercisable until the earlier of (A) the expiration of their term or (B) one year after the termination of this Agreement by the Employer because of the Executive's death or Permanent Disability; and

          (iv) The Employer shall prepare and file a Form S-8 registration statement with the Securities and Exchange Commission as promptly as practicable after the date hereof for the purpose of registering the Common Stock of the Employer issuable upon exercise of such options.

          (C) Automobile Lease.  From and after the date hereof and throughout
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the Term, the Employer shall provide the Executive with an automobile at the
Employer's sole cost and expense. Such automobile shall be leased by the Employer and shall be a Ford Explorer or a substantially equivalent sports utility vehicle acceptable to the Executive and shall be replaced every three years or every 60,000 miles, whichever first occurs. The Employer shall bear all gas, insurance, repairs, maintenance and other operating expenses for the automobile. To the extent any of such automobile benefits are taxable to the Executive, the Executive shall be solely responsible for such taxes.

          (D) Reimbursement of Relocation Expenses.  The Employer shall promptly
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reimburse the Executive for all reasonable expenses incurred by the Executive since July 1, 1998 in establishing a residence in the greater Atlanta, Georgia metropolitan area, including without limitation, travel, moving and relocation expenses, but in no event in excess of $25,000 in the aggregate.

          (E) Temporary Housing Allowance.  The Employer agrees to provide the
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Executive with a temporary housing allowance of up to $2,500 per month for up to three months pending the Executive's establishment of a permanent residence in the greater Atlanta, Georgia metropolitan area.

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          (F) Other Benefits.  From and after the date hereof and throughout the
              --------------
Term, the compensation provided for in this paragraph 3 shall be in addition to such rights as the Executive may have, during the Executive's employment hereunder or thereafter, to participate in and receive benefits from or under the Employer's medical, term life and disability insurance plans and such other benefit plans the Employer may in its discretion establish for its employees or executives.

     4.  Expenses.  The Employer shall promptly reimburse the Executive for all
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reasonable expenses paid or incurred by the Executive in connection with the performance of the Executive's duties and responsibilities hereunder, upon presentation of expense vouchers or other appropriate documentation therefor.

     5.  Indemnification.  The Employer shall indemnify the Executive, to the
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fullest extent permitted by law, for any and all liabilities to which the
Executive or his Estate may be subject as a result of, in connection with or arising out of his service as an employee, an officer or a director of the Employer hereunder or his service as an employee, officer or director of another enterprise at the request of the Employer, as well as the costs and expenses (including attorneys' fees) of any legal action brought or threatened to be brought against him or the Employer as a result of, in connection with or arising out of such employment. The Employer will advance professional fees and disbursements to the Executive in connection with any such legal action, provided the Executive delivers to the Employer his undertaking to repay any expenses so advanced in the event it is ultimately determined that the Executive is not entitled to indemnification against such expenses. Expenses reasonably incurred by the Executive in successfully establishing the right to indemnification or advancement of expenses, in whole or in part, pursuant to this paragraph 5, shall also be indemnified by the Employer. The Executive shall be entitled to the full protection of any insurance policies which the Employer may elect to maintain generally for the benefit of their respective directors and officers. The rights granted under this paragraph 5 shall survive the termination of this Agreement.

     6.  Confidential Information.
         ------------------------

          (a) The Executive understands that in the course of his employment by the Employer, the Executive will receive confidential information concerning the business of the Employer, and which the Employer desires to protect. The Executive agrees that he will not at any time during or after the period of his employment by the Employer reveal to anyone outside the Employer, or use for his own benefit, any such information that has been designated as confidential by the Employer or understood by the Executive to be confidential, without specific written authorization by the Employer. Upon termination of this Agreement, and upon the request of the Employer, the Executive shall promptly deliver to the Employer any and all written materials, records and documents, including all copies thereof, made by the Executive or coming into his possession during the Term and retained by the Executive containing or concerning confidential information of the Employer and all other written materials furnished to and retained by the Executive by the Employer for his use during the Term, including all copies thereof, whether of a confidential nature or otherwise.

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          (b) During the Executive's employment with the Employer, the Executive shall not be engaged as an officer, director or employee of, or in any way be associated in a management or ownership capacity with, any corporation or other entity that conducts a business in competition with the business of the Employer during the Term, provided, however, that the Executive may own not more than
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4.99% of the outstanding securities, or equivalent equity interests, of any class of any corporation or other entity which is in competition with the business of the Employer, which securities are listed on a national securities exchange or traded in the over-the-counter market.

     7.  Representation and Warranty of the Executive.  The Executive represents
         --------------------------------------------
and warrants that he is not under any obligation, contractual or otherwise, to any other firm or corporation, which would prevent his entry into the employ of the Employer or his performance of the terms of this Agreement.

     8.  Entire Agreement; Amendment.  This Agreement contains the entire
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agreement between the Employer and the Executive with respect to the subject matter hereof, and may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by the parties hereto.

     9.  Assignability.  This Agreement shall be binding upon, and inure to the
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benefit of, the Employer and its successors and assigns hereunder.  This
Agreement shall not be assignable by the Executive, but shall inure to the benefit of the Executive's heirs, executors, administrators and legal representatives.

     10.  Notice.  Any notice which may be given hereunder shall be in writing
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and be deemed given when hand delivered and acknowledged or, if mailed, one day after mailing by registered or certified mail, return receipt requested, to either party hereto at their respective addresses stated above, or at such other address as either party may by similar notice designate, provided that a photocopy of such notice is dispatched at the same time as the notice is mailed. Copies of such notices also shall be sent to the Employer's counsel, attention:
Frederick W. Dreher, Esq., Duane, Morris & Heckscher LLP, 4200 One Liberty Place, Philadelphia, Pennsylvania 19103 (telecopier no.: 215-979-1213) and to Richard A. Hansen, Chairman of the Board, c/o Pennsylvania Merchant Group, Four Falls Corporate Center, West Conshohocken, Pennsylvania 19428 (telecopier no.:
610-260-6404).

     11.  Specific Performance.  The parties agree that irreparable damage would
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occur in the event that any of the provisions of paragraph 6 hereof were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of paragraph 6 hereof and to enforce specifically the terms and provisions of paragraph 6 hereof, this being in addition to any other remedy to which any party is entitled at law or in equity.

     12.  No Third Party Beneficiaries.  Nothing in this Agreement, express or
          ----------------------------
implied, is intended to confer upon any person or entity other than the parties (and the Executive's

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heirs, executors, administrators and legal representatives) any rights or remedies of any nature under or by reason of this Agreement.

     13.  Successor Liability.  The Employer shall require any subsequent
          -------------------
successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Employer to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place.

     14.  Arbitration.  Any dispute which may arise between the parties hereto
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shall be submitted to binding arbitration in Atlanta, Georgia in accordance with the Rules of the American Arbitration Association; provided that any such dispute shall first be submitted to the Board in an effort to resolve such dispute without resort to arbitration, and provided, further, that the Board shall have a period of 60 days within which to respond to the Executive's submitted dispute, and if the Board fails to respond within said time, or the Executive's dispute is not resolved, the matter may then be submitted for arbitration.

     15.  Waiver of Breach.  The failure at any time to enforce or exercise any
          ----------------
right under any of the provisions of this Agreement or to require at any time performance by the other parties of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of any party hereafter to enforce or exercise its rights under each and every provision in accordance with the terms of this Agreement.

     16.  Severability.  The invalidity or unenforceability of any term, phrase,
          ------------
clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision, or any part thereof, but this Agreement shall be construed as if such invalid or unenforceable term, phrase, clause, paragraph, restriction, covenant, agreement or other provision had never been contained herein unless the deletion of such term, phrase, clause, paragraph, restriction, covenant, agreement or other provision would result in such a material change as to cause the covenants and agreements contained herein to be unreasonable or would materially and adversely frustrate the objectives of the parties as expressed in this Agreement.

     17.  Survival of Benefits.  Any provision of this Agreement which provides
          --------------------
a benefit to the Executive and which by the express terms hereof does not terminate upon the expiration of the Term shall survive the expiration of the Term and shall remain binding upon the Employer until such time as such benefits are paid in full to the Executive or his Estate.

     18.  Construction.  This Agreement shall be governed by and construed in
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accordance with the internal laws of the State of Georgia, without giving effect to principles of conflict of laws. All headings in this Agreement have been inserted solely for convenience of reference only, are not to be considered a part of this Agreement and shall not affect the interpretation of any of the provisions of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                COMPUTONE CORPORATION


                                By: /S/ RICHARD A. HANSEN
                                    ----------------------
                                    RICHARD A. HANSEN,
                                    CHAIRMAN OF THE BOARD



                                By: /S/PERRY J. PICKERIGN
                                    ---------------------
                                    PERRY J. PICKERIGN

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